EXHIBIT 5




                              July 29, 1997


The Penn Traffic Company
1200 State Fair Boulevard
Syracuse, New York  13221-4737

    Re:  The Penn Traffic Company
         Registration Statement on Form S-8 Filed with the
         Securities and Exchange Commission on July 29, 1997
         ---------------------------------------------------

Gentlemen:

          We are acting as counsel for The Penn Traffic Company, a Delaware corporation ("Penn Traffic"), in connection with the registration by Penn Traffic under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares of common stock, par value $1.25 per share (the "Shares"), to be offered pursuant to The Penn Traffic Company 1997 Performance Incentive Plan (the "Performance Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 29, 1997 (the "Registration Statement").

          We are familiar with the proceedings of Penn
Traffic relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

          Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Performance Incentive Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Penn Traffic authorizing such issuance, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                          Very truly yours,
                          /s/ Donovan Leisure Newton & Irvine